May 31, 1996



Century Communications Corp.
Century Bay Area Cable Corp.
Century Valley Cable Corp.
50 Locust Avenue
New Canaan, Connecticut 06840

Gentlemen:

          We refer to the Asset Purchase Agreement (the "Agreement") and the letter agreement (the "Side Letter"), each dated November 28, 1994 between Century Communications Corp. and ML Media Partners, L.P. ("Seller"). Century Communications Corp. has assigned its rights, and delegated its obligations, under the Agreement to Century Bay Area Cable Corp. and Century Valley Cable Corp. (the three together, the "Buyer"). Capitalized terms used in this agreement without definition have the respective meanings given to them in the Agreement.

          This will confirm that, notwithstanding anything to the contrary contained in the Agreement or the Side Letter, Buyer and Seller have agreed as follows:

          1. Seller shall remain fully liable for any Potential Refund Liabilities and agrees to pay such Liabilities from the reserves described herein to the extent available and from other funds to the extent necessary. Seller shall maintain in effect the escrows with respect to the rate regulation refund liability in Fairfield and the escrow with respect to the rate regulation refund liability in Rohnert Park, each in accordance with their respective terms, and Seller agrees to indemnify and hold Buyer harmless without regard to the limitations on survival set forth in section 9.1, the limitations on liability set forth in section
9.3 or the "basket amount" described in section 9.2 of the Agreement (but subject to the provisions of section 9.4 of the Agreement), from any loss, damage, cost or expense resulting directly from any dispute between Seller and the cities of Fairfield or Rohnert Park with respect to the disposition of such escrows. Seller will cooperate in good faith with the cities of Fairfield and Rohnert Park to resolve any disputes relating to such escrows. Seller represents and warrants to Buyer that the Fairfield and Rohnert Park escrows are the only such escrows existing with respect to the Systems as of the date hereof. Except for the indemnity described in the preceding sentence, Buyer shall have no right with respect to those escrows. In addition, Seller shall maintain a reserve of cash or cash equivalents for the purposes set forth in the second paragraph of this Paragraph 1 and for each of the Potential Refund Liabilities set forth on schedule 1, in the amounts set forth on that schedule (which amounts may be reduced upon (a) Seller's receiving written notice from the Commission or relevant Municipal Authority or court that the potential liability is less than the reserved amount and (b) Seller's delivering a copy of such notice to Buyer and Buyer's consenting to such reduction, which consent shall not be unreasonably withheld or delayed), until it is finally determined (as provided in section 2.2(d)(iii) of the Agreement) that no further liability exists with respect to a particular reserve. Seller shall give Buyer written notice of any such final determination and Seller may not terminate a particular reserve as a result of such determination without Buyer's consent, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, if Seller shall from time to time determine in good faith and upon the advice of counsel that the amount of a particular reserve exceeds the potential liability for such item, Seller may terminate such reserve or reduce such reserve to the extent of such excess, upon obtaining Buyer's consent, which consent shall not be unreasonably withheld or delayed. Seller shall apply the reserved funds to pay any of the Potential Refund Liabilities set forth on schedule 1 to the extent they become actual refund liabilities. If both I. Martin Pompadur and Elizabeth McNey Yates cease to be executive officers of one of the Seller's indirect general partners while the obligation to maintain at least one of those reserves continues, Seller shall, if requested by Buyer, establish and maintain an escrow with a financial institution as escrow agent in the total amount of the then required reserves. Accordingly, there shall be no Potential Refund Escrow Account. In addition, there shall be no adjustment for any reduction in a la carte revenues pursuant to section 2.2(d)(i) of the Agreement so that there shall be no Letter of Credit.

          Seller agrees to indemnify and hold harmless Buyer, without regard to the limitations on survival set forth in section 9.1, the limitations on liability set forth in section
9.3 or the "basket amount" described in section 9.2 of the Agreement (but subject to the provisions of section 9.4 of the Agreement), against any and all claims, proceedings, investigations, lawsuits, damages or costs, civil or criminal fines or penalties or attorneys' fees arising out of or relating to the action relating to the Anaheim System entitled Avalos v. MultiVision (the "Late Fee Action") or Seller's late fee practices in any of the other Systems during the period prior to the Closing (including, without limitation, with respect to any information provided by Buyer or Buyer's employees pursuant to the second paragraph of Paragraph 10). Seller's indemnification obligation pursuant to this paragraph 1 and Buyer's remedies hereunder shall be in addition to, and not in limitation of, the indemnification obligations of Seller to Buyer under the Agreement. Notwithstanding the foregoing, Seller's indemnification shall not apply to any reduction of operating cash flow of the Systems after the Closing as a result of any determination in the Late Fee Action, although Seller shall not enter into any settlement that would result in such reduction without the consent of Buyer. In respect of the potential liabilities described in the first sentence of this paragraph, Seller shall maintain a reserve for each of the Systems in the amounts set forth on schedule 1 until, notwithstanding anything to the contrary in the preceding paragraph, (i) with respect to Anaheim or any other System that has a lawsuit filed against it or other proceeding or investigation commenced, prior to May 31, 1998 on account of its late fee practices prior to the Closing, such action, proceeding or investigation has been settled, compromised or finally determined, on a non-appealable basis, or
(ii) with respect to any other System, May 31, 1998. If the only reserve remaining after May 31, 1998 is the late fee reserve for the Manhattan/Hermosa Beach System, that reserve shall be equal to $200,000 plus any amount not paid out of any other reserve, up to a maximum reserve for Manhattan/Hermosa Beach of $600,000.

          2. The Buyer agrees to waive the requirement for the Southern Extensions (other than the Orange County Extension), and agrees to accept a transfer only of the Anaheim and Villa Park Franchises. The Buyer also agrees to accept a transfer only (and not a renewal) of the Santa Rosa Franchise, and waives the requirement for an extension of the Santa Rosa Franchise.

          3. The Buyer agrees that the terms of the renewal or transfer of each of the Franchises previously obtained are acceptable to the Buyer, and the Buyer shall, when required, promptly take all action required by any Franchise authority to confirm Buyer's acceptance. Except as otherwise provided in paragraph 4, this Side Letter or the Agreement, all obligations and liabilities required to be performed on or after the Closing under any Franchise, including by the terms of any transfer or renewal of a Franchise, shall be included in the definition of "Contract Liabilities".

          4. The Buyer and Seller agree that the Buyer shall be responsible for the PEG Grants for Hermosa Beach and Manhattan Beach (which have not been paid by Seller) and the Grants for Anaheim (including the $215,597 previously paid by Seller with respect to Anaheim's "fee on fee" claim, which amount Buyer has agreed will not be refunded) relating to the transfers of those Franchises, and that they shall each be responsible for 50% of all other costs and expenses in connection with the transfer or renewal of the Franchises as set forth on schedule 2. Accordingly, at the Closing the Buyer shall pay to the Seller $443,635, as set forth under the "Purchase Price Adjustment" heading on Schedule 2 and thereafter Buyer shall pay to Seller 50% of any additional such costs and expenses paid by Seller.

          5. The parties agree that the amounts that the Seller had paid prior to the Closing pursuant to the requirements of any of the Franchises and which amounts are being or are entitled to be collected through customer "pass-throughs" (less any amounts, excluding interest, already collected by the Seller) are included in the estimate of the working capital adjustment provided for in section 2.4 of the Agreement and shall be subject to adjustment pursuant to section 2.3(e) of the Agreement.

          6. Pursuant to section 6.8(b) of the Agreement, the Seller shall, to the extent permitted by Buyer's medical insurance carrier, provide COBRA coverage, at the employee's cost, to any MultiVision employees based in New York that are terminated on or after the Closing Date. Buyer shall use reasonable efforts to make such COBRA coverage available under its medical insurance policies and shall notify Seller at least 60 days before such coverage would no longer be available if Buyer receives such notice from the carrier. Seller acknowledges that such coverage is being provided in the sole discretion of such carrier.

          7. At the Closing, Buyer shall assume the Woods litigation referred to in section 6.15 of the Agreement and the litigation entitled MultiVision v. Constants, and shall indemnify and hold harmless Seller against all Losses that Seller may suffer, sustain or become subject to arising out of those litigations other than legal fees incurred by Seller prior to the Determination Time. Buyer and Seller shall take whatever actions that may be necessary to have Buyer substituted for Seller as a party to those litigations. At the Closing, Seller shall pay Buyer $65,000 for assuming those litigations.

          8. The Buyer and Seller acknowledge that the property tax litigation referred to in section 6.12 of the Agreement has been settled. Seller represents and warrants to Buyer that the property tax liens against Seller's real property in Orange County are less in the aggregate than the amount of the tax refund due to Seller from Orange County and agrees that the amounts represented by the liens are Excluded Liabilities under the Agreement. The survival limitations of Section 9.1 of the Agreement shall not apply to such amounts. Seller will cooperate with the firm of Doug Mo in its preparation of a written opinion or side letter to Buyer, with respect to such property tax liens. The Buyer agrees to promptly remit to the Seller any amounts received by the Buyer (or otherwise credited to the Buyer) with respect to that litigation or any other refund of property taxes with respect to the period prior to the Determination Time which relate to Seller's ownership and operation of the Systems.

          9. All accounts receivable of the Systems relating to advertising or the production of commercials and other advertising related production or leased access programming
(collectively, "Receivables") shall not be sold pursuant to the Agreement but the Receivables shall be treated as follows:

               (a) Promptly after the Closing, Seller shall furnish to Buyer a list of the Receivables that arose out of the operations of the Systems as of 12:01 a.m. on the Closing Date but are due and payable thereafter. For a period of six months after the Closing, Buyer, as Seller's agent, shall, without compensation, collect the Receivables for Seller. Within 45 days after the last day of the second, fourth and sixth months during the six-month period, Buyer shall remit to Seller the amount collected by Buyer during that period with respect to the Receivables (net of any commissions payable to employees of the Systems with respect to those Receivables, which shall be paid by Buyer from the amounts so collected) and Buyer shall provide Seller with a report setting forth the Receivables collected and commissions paid by Buyer during that period. Buyer shall furnish Seller with such records and other information as Seller may reasonably require to verify the amounts collected and commissions paid by Buyer with respect to the Receivables. Upon five days prior written notice from Seller, Buyer shall terminate all collection efforts on behalf of Seller with respect to the Receivables specified in the notice and those Receivables shall no longer be considered Receivables for purposes of this provision.

               (b)  For the purpose of determining amounts
collected by Buyer with respect to the Receivables, (i) in the absence of a bona fide dispute between an account debtor and Seller, all payments by an account debtor shall first be applied to Receivables due from that account debtor to Seller, and (ii) any amount received by Buyer which is from an account debtor who claims to have a bona fide dispute with Seller shall first be applied to any undisputed Receivables due from that account debtor to Seller, if any, and any remaining amount shall be deemed to have been received with respect to the accounts receivable due from that account debtor to Buyer.

               (c)  Buyer shall not be required to retain a
collection agency, bring any suit, or take any other action out of the ordinary course of business to collect any of the Receivables. Buyer shall not compromise, settle or adjust the amount of any of the Receivables without the written consent of Seller.

               (d) Any dispute between Seller and Buyer relating to Buyer's determination of the amounts collected by Buyer with respect to the Receivables shall be resolved in the manner set forth for resolving disputes in section 2.2(f) of the Agreement.

          10. Pursuant to section 6.21 of the Agreement, Seller and Buyer have each agreed to provide the other party reasonable access to their respective books and records relating to the Systems. Buyer shall also make Buyer's employees reasonably available to Seller and its accountants, upon prior reasonable notice from Seller, to provide information which Seller reasonably deems necessary in connection with the preparation of its May management report, any filings required to be made by Seller with the Securities and Exchange Commission or the audit of the financial statements of the Systems for the five months ending on the Closing Date, including information required to calculate Seller's gain on the transactions contemplated by the Agreement for inclusion in Seller's financial statements. If requested by Buyer, Seller shall promptly reimburse Buyer for the use of Buyer's employees in connection with the activities referred to in the preceding sentence on an hourly basis at the regular rate of pay for such employees, together with all other out-of-pocket expenses (excluding benefits) incurred by Buyer at Seller's request.

          Seller shall provide Buyer with such access to its books, records and employees as Buyer may reasonably require in connection with the litigations assumed by it pursuant to this agreement. Buyer shall provide Seller with such access to its books, records and employees as Seller may reasonably require in connection with any litigation relating to the Systems that Seller is a party to; provided, however, that Seller's access with respect to the matters described in the second paragraph of Paragraph 1 hereof shall be subject to reimbursement by Seller for employee time as described in the last sentence of the first paragraph of Paragraph 10 hereof. In any event, Buyer's employees shall not be required to prepare any analyses or reports intended for use in such proceedings, but Buyer's employees shall provide all relevant and available data, information, and personal knowledge reasonably requested by Seller or its representatives.

          11. With respect to accrued vacation of Seller's employees:

               (a)  Buyer shall provide accrued vacation to
employees of the Systems that it employs up to the maximum amount allowed under Buyer's vacation accrual policy as set forth on schedule 3. Buyer and Seller shall each be responsible for 50% of any vacation pay payable to those employees on account of their not being able to carry over to Buyer all of their accrued vacation. Those payments shall be made by Seller on or promptly after the Closing Date. At the Closing, Buyer shall pay Seller 50% of the estimated amount of those payments as set forth on schedule 4; any difference between that estimate and the payments actually made by Seller shall be taken into account in the purchase price adjustment to be made under section 2.3(e) of the Agreement.

               (b) Seller shall be responsible for any accrued vacation as of the Closing Date payable to employees of the Systems who are not hired by Buyer and any accrued vacation as of the Closing Date not subsequently used (determined as provided below) for employees of the Systems whose employment is terminated by Buyer within one year after the Closing Date; Buyer shall be responsible for any vacation payable to employees who are terminated after the first anniversary of the Closing Date. In calculating Seller's liability for vacation pay for employees hired by Buyer, those employees shall be deemed to have used their vacation accrued with Seller before using any vacation accrued with Buyer.

          12. All security deposits and performance, surety, corporate and other bonds posted by Seller pursuant to any Franchise or Pole Attachment Agreement shall be returned to Seller at Closing or as soon thereafter as practicable, but in no event prior to the time when Buyer has posted the security deposits or bonds required under the Franchises and Pole Attachment Agreements, which Buyer shall do as soon as practicable. Buyer shall indemnify and hold harmless Seller against all Losses that Seller may suffer, sustain or become subject to with respect to any of its security deposits or bonds that remain posted under a Franchise or Pole Attachment Agreement after the Closing as a result of any event or occurrence after the Closing Date.

          13. Any payments made to Seller in excess of the capital costs incurred by Seller pursuant to the Teleport Facilities Agreement referred to in paragraph 10 of the Side Letter shall be returned by Seller to Teleport. Accordingly, no allocation of those payments shall be made pursuant to the Side Letter.

          14. Seller agrees to indemnify Buyer in accordance with the provisions of section 9.2 of the Agreement, without regard to the limitations on survival set forth in section 9.1, the limitations on liability set forth in section 9.3 or the "basket amount" described in section 9.2, with respect to the litigation matters set forth on schedule 5 attached hereto.

          15.  The "Determination Time" shall be 12:01 A.M. on
June 1, 1996.

          16. Paragraphs 4 and 6 of the Side Letter are hereby deleted.

          If the foregoing correctly sets forth the terms of our agreement, please so indicate by signing and returning the enclosed copy of this letter.

                                   Very truly yours,

                                   ML MEDIA PARTNERS, L.P.

                                   By: Media Management Partners,
                                        its general partner

                                   By: RP Media Management,
                                        a general partner

                                   By: IMP Media Management,
                                        Inc., its managing
                                        general partner

                                   By:___________________________

AGREED:

CENTURY COMMUNICATIONS CORP.


By:_________________________


CENTURY BAY AREA CABLE CORP.


By:_________________________


CENTURY VALLEY CABLE CORP.


By:________________________